                                  EXHIBIT 10.87

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (hereinafter referred to as the "Agreement") dated effective this 11th day of June, 1996, by and among LOGAN MEDICAL DEVICES, INC. (hereinafter referred to as the "Company"), a Colorado corporation with its principal executive offices located at 506 Paula Avenue, Glendale, California 91201, and LOGAN RESEARCH LTD. ("hereinafter referred to as "LRL"), a private United Kingdom company limited by shares with its "registered" office located at 74 College Road, Maidstone, Kent, ME15 6SL, United Kingdom, on the one hand, and RONALD BRUCE LOGAN-SINCLAIR (hereinafter referred to as the "Employee"), whose residence address is 2 Clarendon Drive, Rochester, Kent, ME2 3LT, United Kingdom, on the other hand. The Company and LRL are hereinafter referred to collectively as the "Employer."

WITNESSETH:

         WHEREAS:

         1. The Employer is engaged in the business of designing, developing, manufacturing, marketing and/or distributing a variety of medical devices, including, initially, a medical device which monitors patient production of nitric oxide in real-time, used in the diagnosis and treatment of the respiratory condition known as "asthma" and other airway inflammatory diseases.

         2. The Employee has certain expertise in the above-described business.

         3. The Employer desires to employ the Employee and the Employee desires to be employed by the Employer upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       Employment.

The Employer hereby employs, engages and hires the Employee as the Chief Executive Officer of the Employer and the Employee hereby accepts and agrees to such employment, hiring and engagement and to the orders, advice and direction of the Employer. The Employee, in his capacity as the Chief Executive Officer of the Employer, shall manage and direct the overall programs and activities of the Employer in the day-to-day operations of the business of the Employer. In addition, the Employee shall have and perform such other duties as are customarily performed by one holding such position in other businesses or enterprises that are the same as or similar to that engaged in by the Employer, and shall have and perform such unrelated duties and services as may be assigned to him from time to time by the Board of Directors of the Employer. The Employee agrees to abide by the Company policies and procedures established from time to time by the Employer. The exact nature of the duties of the Employee shall be more fully outlined and defined in a formal job description between the

Employer and the Employee, copies of which, as amended from time to time, shall be attached hereto and incorporated herein by this reference.

         2.       Best Efforts of Employee.

The Employee agrees that he will at all times faithfully, industriously and to the best of his ability, experience and talents perform to the reasonable satisfaction of the Employer all of the duties that may be required of and from him pursuant to the express and implicit terms of this Agreement. Such duties shall be rendered at Unit B2 Spectrum Business Centre, Anthony's Way, Rochester, Kent, ME24NP, United Kingdom, and at such place or places and during such hours as the Employer shall in good faith require or as the interest, needs, business or opportunity of the Employer shall require.

         3.       Term of Employment.

The term of this Agreement shall be a period of three (3) years, commencing June 11, 1996, and terminating June 11, 1999, subject, however, to prior termination as hereinafter provided. At the expiration date, this Agreement shall be considered renewed for regular periods of one (1) year, i.e., on a rolling twelve-month basis under the laws of Great Britain, provided neither party submits a notice of termination on or prior to any subsequent expiration date.

         4.       Compensation of Employee.

LRL shall pay or furnish the Employee, and the Employee shall accept from LRL, as full compensation for the Employee's services, including, without limitation, any services rendered by him as an officer or director of the Employer or of any parent, subsidiary or affiliate of the Employer, a gross salary based on the rate of 45,000 pounds sterling per annum, payable in installments of 3,750 pounds sterling once per month on the normal and customary paydays of LRL during the term of this Agreement.

         5.       Termination.

                  a. This Agreement may be terminated by the Employee upon sixty
         (60) days' prior written notice to the Employer. If the Employee shall so terminate this Agreement, the Employee shall be entitled to pay only to the date of such termination.

                  b. (1) The Employer, by a majority vote of the Board of Directors, may terminate this Agreement at any time in the event of any violation by the Employee of any of the terms of this Agreement or for cause, as defined below, without notice to the Employee and with pay only to the date of such termination.

                     (2) Sufficient cause for termination by the Employer shall be a determination made in good faith and based upon reasonable grounds that the
Employee: (a) has failed to adequately perform his duties hereunder, as determined by the Board of Directors in its sole discretion, or has been substantially absent from employment; (b) has engaged in habitual drunkenness or abusive drugs rendering the Employee unable to carry out his duties in a responsible manner; (c) has embezzled funds or misapplied assets of the Employer; (d) has committed an act with the intent to defraud or hinder the Employer; or (e) has been negligent in the performance of the duties owed by the Employee to the Employer.

                     (3) As soon as may be practicable after the termination of the Employee by the Employer for cause, the Board of Directors of the Employer shall make an investigation of, and allow the Employee an opportunity to discuss with the Board of Directors, the relevant facts with respect thereto. If the Board of Directors of the Employer shall determine that the Employee has been terminated without cause, the Employee shall be reinstated in the position which he held prior to the termination and shall receive any compensation accrued or payable during the period of his termination. In such event, any accrued benefits shall be payable to the Employee as if the Employee had not been terminated.

                     (4) Any conduct of the Employee which shall constitute cause for termination under the terms of subparagraph b.(2) of this Paragraph 6. and any breach or evasion of any of the terms of this Agreement by either party hereto will result in immediate and irreparable injury to the injured party and will authorize recourse to injunction and/or specific performance as well as to all other legal or equitable remedies to which such injured party may be entitled hereunder.

                  c. Anything herein contained to the contrary notwithstanding, in the event that the Employer shall discontinue operating its business for any reason including but not limited to insolvency, then this Agreement and the Employee's employment hereunder shall terminate as of the date the Employer ceases business operation. For purposes of this Agreement, the Employer shall be considered to be insolvent if: (i) a petition under Chapters 7, 11 or 12 of the Bankruptcy Reform Act of 1978 has been filed by or against the Employer and has not been dismissed within ninety (90) days after filing; or (ii) the Employer has made an assignment for the benefit of creditors.

                  d. If the Employee shall die during the term of this Agreement, this Agreement and the Employee's employment hereunder shall terminate immediately upon the Employee's death, provided that the Employee shall be entitled to his salary hereunder to the last day of the sixth month following the month in which such death occurs.

                  e. (i) Notwithstanding anything in this Agreement to the contrary, the Employer is hereby given the option to terminate this Agreement and the Employee's employment hereunder in the event that the Employee, during the term hereof, shall become permanently disabled as defined in subparagraph e.(ii) of this Paragraph 6. below. Such option may be exercised by the Employer at any time after the Employee becomes permanently disabled by giving written notice of termination to the Employee. This Agreement and the Employee's employment shall terminate one hundred eighty (180) days after such notice, provided that the Employee shall be entitled to his salary hereunder to the last day of the month in which such termination occurs.

                           (ii) For purposes of this Agreement, the Employee shall be deemed to have become permanently disabled if, because of ill health, physical or mental disability or for other causes beyond his control, he shall have been unable or unwilling or shall have failed to perform his duties hereunder on ninety per cent (90%) of the days during a period of two (2) consecutive months, irrespective of whether or not such days are consecutive.

         7.       Extent of Service; Self-Dealing.

The Employee shall devote his full, normal working time, attention and energy to the business of the Employer and, as assigned by the Board of Directors of the Employer, to the business of corporations affiliated with the Employer, and shall not during the term of this Agreement be engaged in any other business activity which conflicts with the Employee's obligations under this Agreement. The foregoing shall not be construed as preventing the Employee from making investments in businesses or enterprises provided such investments do not require any services on the part of the Employee in the management, operation or affairs of such businesses or enterprises.

The Employee shall cooperate with, assist and furnish information upon request to the President or the Board of Directors of the Employer or of the directors or affiliates of the Employer and the auditors and legal counsel for the Employer or its affiliates. The provisions of this Paragraph shall survive termination of this Agreement with respect to matters arising during the period of employment of the Employee by the Employer.

         8.       Disclosures of Information.

The Employee recognizes and acknowledges that he has and will have access to certain confidential information of the Employer and its affiliates, such as data accumulation and analysis of computer hardware and software, lists of clients or customers, know-how and other proprietary information, that are valuable, special and unique assets and property of the Employer and such affiliates. The Employee will not, during or after the term of his employment, disclose, without the prior written consent or authorization of the Employer, or authorize or permit anyone under his direction or control to disclose any of such information to any firm, person, corporation, association, enterprise or other entity, except to authorized representatives of the Employer or its affiliates, for any reason or purpose whatsoever. In this regard, the Employee agrees that such authorization or consent to disclosure may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order, provision of statute, rule, regulation or other procedure under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed. In the event a third party seeks to compel disclosure of confidential information by the Employee by judicial or administrative process, the Employee shall promptly notify the Employer of such occurrence and furnish to the Employer a copy of the demand, summons, subpoena or other process served upon the Employee to compel such disclosure, and will permit the Employer to assume, at the Employer's expense but with the Employee's cooperation, defense of the disclosure demand. In the event the Employer does not contest such a third-party disclosure demand under judicial or administrative process or a final judicial order is issued compelling disclosure of confidential information by the Employee, the Employee shall be entitled to disclose such confidential information in compliance with the terms of such administrative or judicial process or order.

         Upon termination of the Employee's employment by the Employer, the Employee shall neither take or retain any proprietary papers, customer lists, manuals, files or other documents or copies thereof belonging to the Employer or any of its affiliates.

         The provisions of this Paragraph shall survive the termination of this Agreement. In the event of a breach or threatened breach by the Employee of the provisions of this Paragraph, the Employer shall be entitled to an injunction restraining the Employee from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting the Employer from pursuing any other remedies available to the Employer for such breach or threatened breach, including the recovery of damages from the Employee.

         9.       Vacation.

The Employee shall be entitled to a vacation of four (4) weeks per year, plus customary local holidays, during the term of this Agreement. The Employee shall be entitled to receive all compensation payable hereunder in full during the period of any vacation.

         10.      Other Benefits.

The Employee shall be entitled to all other benefits contained in the approved Company benefit plan(s) offered to all employees, subject to the provisions of such plan(s). This plan includes holidays, sick leave and other benefits.

         11.      Security for LRL Loan/Overdraft Facility.

Pollution Research and Control Corp. (hereinafter referred to as "PRCC"), a California corporation which owns all of the issued and outstanding shares of common stock of the Company, and the Company agree to deposit with Midland Bank PLC (hereinafter referred to as "Midland Bank"), on or prior to forty-five (45) days from the date on which PRCC receives all information and documentation reasonably deemed by PRCC management to be necessary or appropriate in order to complete a current business plan for the Company and LRL to be used in the offer and sale of certain of the Company's securities pursuant to U.S. and applicable state securities laws, the sum of US $50,000, in the form of a deposit bearing account or other short-term instrument, as security for that certain loan/overdraft facility in the amount of 60,000 pounds sterling payable by LRL to Midland Bank. Any and all safeguards, such as dual signatures, as may be mutually agreed upon by PRCC, the Employer and the Employee, shall be placed upon withdrawal of the funds so deposited. PRCC and the Company further agree to use their best efforts to deposit with Midland Bank, on or prior to the expiration of the aforementioned 45-day period, such additional funds such that, when added to the US $50,000 sum, shall be equivalent to the total amount of the aforementioned loan/overdraft facility.

         12.      Notices.

Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and delivered or sent by registered or certified mail to his last known address, in the case of the Employee, or to the principal executive offices of the Company, in the case of the Employer.

         13.      Waiver of Breach.

Any waiver by the Employer of a breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent breach by the Employee.

         14.      Assignment.

The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Employer.

         15.      Applicable Law.

It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and pursuant to the laws of the Sate of Colorado and that in any action, special proceeding or other proceeding that may be brought arising out of, in connection with or by reason of this Agreement, the laws of the State of Colorado shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

         16.      Severability.

All agreements and covenants contained herein are severable, and in the event any of them, with the exception of those contained in Paragraphs 1 and 4 hereof, shall be held to be invalid by any competent court, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

         17.      Entire Agreement.

This Agreement constitutes and embodies the entire understanding and agreement of the parties and supersedes and replaces all prior understandings, agreements and negotiations between the parties, provided that nothing herein shall be deemed to restrict or limit the common law duties of the Employee to the Employer.

         18.      Waiver and Modification.

Any waiver, alteration or modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the parties hereto. Each party hereto, from time to time, may waive any of his or its rights hereunder without effecting a waiver with respect to any subsequent occurrences or transactions hereof.

         19.      Captions and Paragraph Headings.

Captions and paragraph headings used herein are for convenience only, are not a part hereof and shall not be used in construing this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the day and year first above written.

                                      EMPLOYEE:





                                      /S/ Ronald Bruce Logan-Sinclair
                                      ------------------------------------------
                                      Ronald Bruce Logan-Sinclair



                                      EMPLOYER:


ATTEST:                               LOGAN MEDICAL DEVICES, INC.




                                       By: /s/ Ronald Bruce Logan-Sinclair
----------------------------------        --------------------------------------
                       , Witness       Ronald Bruce Logan-Sinclair, President

ATTEST:                               LOGAN RESEARCH, LTD.


                                      /s/ Ronald Bruce Logan-Sinclair
----------------------------------    ------------------------------------------
                                       Ronald Bruce Logan-Sinclair,
                                           Managing Director